UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-1310094	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2008, Steven R. Arikian, M.D. resigned from all positions with the Company including as President and Chief Operating Officer of Biopharmaceutical Products and Services and as a Director.

On December 2, 2008, Samuel S. Duffey, Esq. was appointed to serve in the position of President of the Company. Mr. Duffey will continue to serve in his role as the Company’s General Counsel and has agreed to accept the new position as President of the Company without any change to his current salary. In lieu of additional salary the Company has agreed to grant to Mr. Duffey options to purchase two million shares of the Company’s common stock with an exercise price equal to the market price at the close of business on December 2, 2008, with an exercise term of ten years. The options will vest upon the successful emergence of the Company from the pending Chapter 11 Bankruptcy proceeding, defined as the entry of an Order of the Bankruptcy Court confirming the formal Plan of Reorganization. The following is biographical information regarding Mr. Duffey:

Samuel S. Duffey, age 63, has served as our General Counsel since April 2003. Prior to joining the Company, Mr. Duffey engaged in the private practice of business and securities law. Mr. Duffey received his B.A. and J.D. degrees from Drake University.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Alan Pearce
Alan Pearce
Chief Financial Officer

Date: December 8, 2008

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